Please populate column D (&E) with the corresponding pool characteristics in Column B.

-  For values in currency format, omit $.

-  For values in percentage format, provide data to 3 decimal places and omit %.

-  For WAC Net Rate, subtract servicing fee, trustee fee, and initial MI fee.

-  For MI Flag, Y or N.

	ABSC AMQ2006-HE7		Data
Collateral Characteristics
	WA expense adjusted net mortgage rate	%	7.795
	WA Months to roll (ARM's)	#	25

FICO Distribution	FICO <460%
	FICO 460-479%
	FICO 480-499%
	FICO 500-519%		4.87
	FICO 520-539%		6.67
	FICO 540-559%		7.07
	FICO 560-579%		6.35
	FICO 580-599%		7
	FICO 600-619%		14.33
	FICO 620-639%		15.05
	FICO 640-659%		16.98
	FICO 660-679%		8.44
	FICO 680-699%		6.49
	FICO 700-719%		3.26
	FICO 720-739%		1.46
	FICO 740-759%		1.27
	FICO >760%		0.78

WA DTI		%	41.000

CLTV Distribution	<20%		0.02	(include silent seconds)
	20.01 - 30.00%		0.15
	30.01 - 40.01%		0.39
	40.01 - 50.00%		1.19
	50.01 - 55.00%		0.97
	55.01 - 60.00%		1.02
	60.01 - 65.00%		1.09
	65.01 - 70.00%		1.87
	70.01 - 75.00%		4.78
	75.01 - 80.00%		39.58
	80.01 - 85.00%		10.78
	85.01 - 90.00%		25.26
	90.01 - 95.00%		10.88
	95.01 >=	%	2.03

LTV Distribution	<20%		0.02
	20.01 - 30.00%		0.15
	30.01 - 40.01%		0.39
	40.01 - 50.00%		1.18
	50.01 - 55.00%		0.95
	55.01 - 60.00%		1.01
	60.01 - 65.00%		1.09
	65.01 - 70.00%		1.85
	70.01 - 75.00%		4.58
	75.01 - 80.00%		10.69
	80.01 - 85.00%		10.02
	85.01 - 90.00%		22.95
	90.01 - 95.00%		10.79
	95.01 >=	%	34.32

			Data	Data
Loan Balance Distribution	$ 0-25,000	# & %	18	0.04
	$ 25,001-50,000	# & %	131	0.46
	$ 50,001-75,000	# & %	360	2.04
	$ 75,001-100,000	# & %	400	3.13
	$ 100,001-150,000	# & %	857	9.59
	$ 150,001-200,000	# & %	838	13.05
	$ 200,001-250,000	# & %	596	11.96
	$ 250,001-300,000	# & %	468	11.54
	$ 300,001-350,000	# & %	345	10.03
	$ 350,001-400,000	# & %	270	9.08
	$ 400,001-450,000	# & %	176	6.71
	$ 450,001-500,000	# & %	170	7.28
	$ 500,001-550,000	# & %	100	4.69
	$ 550,001-600,000	# & %	73	3.77
	$ 600,001-650,000	# & %	45	2.53
	$ 650,001-700,000	# & %	22	1.33
	$ 700,001-750,000	# & %	13	0.84
	$ 750,001-800,000	# & %	6	0.41
	$ 800,001-850,000	# & %	5	0.37
	$ 850,001-900,000	# & %	3	0.24
	$ 900,001-950,000	# & %	1	0.08
	$ 950,001-1,000,000	# & %	6	0.52
	> $ 1,000,001	# & %	3	0.3

Geographic Distribution	AK	%	0.04
	AL	%	0.31
	AR	%	0.13
	AZ	%	4.52
	CA	%	32.3
	CO	%	1.34
	CT	%	1.03
	DC	%	0
	DE	%	0.23
	FL	%	12.24
	GA	%	0.3
	HI	%	1.23
	IA	%	0.18
	ID	%	0.07
	IL	%	7.1
	IN	%	0.71
	KS	%	0.2
	KY	%	0.25
	LA	%	1.09
	MA	%	1.57
	MD	%	4.19
	ME	%	0.06
	MI	%	1.35
	MN	%	1.43
	MO	%	1.31
	MS	%	0.15
	MT	%	0.01
	NC	%	0.52
	ND	%	0.04
	NE	%	0.14
	NH	%	0.17
	NJ	%	4.84
	NM	%	0.32
	NV	%	2
	NY	%	5.96
	OH	%	0.99
	OK	%	0.4
	OR	%	0.56
	PA	%	2
	RI	%	0.71
	SC	%	0.33
	SD	%	0.07
	TN	%	0.49
	TX	%	2.71
	UT	%	1.18
	VA	%	0
	VT	%	0.01
	WA	%	1.88
	WI	%	1.2
	WV	%	0
	WY	%	0.13

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Please provide loan level data for loans with a balance over $600,000.

	Balance*	WAC*	FICO	LTV*	Occupancy	Purpose	Property Type	State	City	ZIP	DTI	Documentation
1	617,500.00	9.75	633	95	Owner Occupied	Purchase	Single Family	CA	EAST PALO ALTO	94303	47	Stated Income
2	684,000.00	7	768	80	Owner Occupied	Purchase	Two to Four Family	NY	HOLLIS	11423	42	Full Documentation
3	800,000.00	7.9	534	80	Owner Occupied	Refinance - Cash Out	Single Family	MD	HUNTINGTOWN	20639	41	Full Documentation
4	850,000.00	8.8	574	77.27	Owner Occupied	Refinance - Cash Out	Single Family	NJ	TINTON FALLS	07724	38	Stated Income
5	765,000.00	7.65	678	90	Owner Occupied	Refinance - Cash Out	Two to Four Family	HI	KAHULUI	96732	40	Stated Income
6	624,000.00	8.125	645	80	Owner Occupied	Purchase	Single Family	CA	THOUSAND OAKS	91320	49	Stated Income
7	712,260.00	7.925	696	90	Owner Occupied	Refinance - Cash Out	Single Family	HI	HONOLULU	96817	41	Stated Income
8	624,750.00	8.99	596	85	Owner Occupied	Refinance - Cash Out	Single Family	CA	SALINAS	93906	46	Stated Income
9	641,250.00	8.5	642	95	Owner Occupied	Purchase	Single Family	CA	ANAHEIM	92802	10	Stated Income
10	630,000.00	9.9	598	90	Owner Occupied	Purchase	Single Family	CA	EAST PALO ALTO	94303	48	Stated Income
11	629,100.00	8.5	597	90	Owner Occupied	Purchase	Single Family	NY	COLLEGE POINT	11356	50	Stated Income
12	640,000.00	9.99	509	65.64	Owner Occupied	Refinance - Cash Out	Single Family	CA	PACIFICA	94044	43	Full Documentation
13	637,500.00	8.75	652	85	Owner Occupied	Refinance - Cash Out	Two to Four Family	CA	LOS ANGELES	90004	46	Stated Income
14	670,000.00	8.138	614	81.21	Owner Occupied	Refinance - Cash Out	Single Family	CT	NEW HARTFORD	06057	43	Full Documentation
15	954,000.00	7.75	622	90	Owner Occupied	Purchase	Single Family	PA	DOYLESTOWN	18901	46	Full Documentation
16	612,000.00	8	633	90	Owner Occupied	Purchase	Single Family	MD	ABINGDON	21009	27	Full Documentation
17	844,800.00	8.9	654	80	Owner Occupied	Refinance - Cash Out	Single Family	FL	LA BELLE	33935	43	Stated Income
18	637,200.00	8.2	683	90	Owner Occupied	Purchase	Single Family	CA	LINCOLN	95648	36	Limited Documentation
19	712,000.00	5.8	628	80	Owner Occupied	Purchase	Single Family	CA	FULLERTON	92832	40	Full Documentation
20	667,250.00	6.65	560	85	Owner Occupied	Refinance - Cash Out	Single Family	HI	WAIPAHU	96797	27	Full Documentation
21	643,000.00	7.25	686	88.08	Owner Occupied	Refinance - Cash Out	Single Family	NY	SAINT JAMES	11780	41	Full Documentation
22	783,000.00	7.25	636	90	Owner Occupied	Refinance - Cash Out	PUD	CO	WESTMINSTER	80234	13	Full Documentation
23	680,000.00	8.3	621	80	Owner Occupied	Refinance - Cash Out	Single Family	CA	DALY CITY	94015	47	Stated Income
24	675,000.00	8.45	631	90	Owner Occupied	Purchase	Single Family	CA	BELMONT	94002	34	Stated Income
25	960,000.00	7.65	658	80	Owner Occupied	Refinance - Cash Out	Single Family	CA	CHINO	91710	45	Limited Documentation
26	650,000.00	9.275	571	74.29	Owner Occupied	Refinance - Cash Out	Two to Four Family	NY	ASTORIA	11103	40	Stated Income
27	720,000.00	9.6	689	80	Owner Occupied	Purchase	Single Family	CA	SAN FRANCISCO	94107	41	Stated Income
28	692,000.00	8.75	639	88.72	Owner Occupied	Purchase	Single Family	CA	REDWOOD CITY	94063	45	Limited Documentation
29	668,720.00	7.99	626	80	Owner Occupied	Purchase	Single Family	CA	HAYWARD	94541	46	Limited Documentation
30	616,500.00	9.75	626	90	Owner Occupied	Refinance - Cash Out	Single Family	WA	CAMAS	98607	49	Stated Income
31	679,212.00	7.8	633	80	Owner Occupied	Purchase	Single Family	CA	BRENTWOOD	94513	47	Stated Income
32	662,400.00	7.6	622	90	Owner Occupied	Refinance - Rate/Term	Single Family	CA	MOUNTAIN HOUSE	95391	42	Full Documentation
33	710,000.00	6.375	776	88.2	Owner Occupied	Refinance - Cash Out	Single Family	CA	SAN JOSE	95121	49	Stated Income
34	628,000.00	7.3	637	80	Owner Occupied	Purchase	Single Family	HI	WAILUKU	96793	50	Full Documentation
35	701,250.00	8.2	651	85	Owner Occupied	Purchase	Single Family	FL	PALMETTO BAY	33158	32	Limited Documentation
36	634,500.00	7.5	709	90	Investor Owned	Refinance - Cash Out	Two to Four Family	CA	LONG BEACH	90806	39	Full Documentation
37	655,500.00	8.4	733	95	Owner Occupied	Refinance - Cash Out	Single Family	CA	SAN FRANCISCO	94134	41	Full Documentation
38	1,120,000.00	7.25	624	80	Owner Occupied	Refinance - Cash Out	Single Family	FL	MIAMI BEACH	33139	26	Full Documentation
39	808,000.00	9.5	676	80	Investor Owned	Refinance - Cash Out	Two to Four Family	CA	LOS ANGELES	91406	42	Stated Income
40	1,000,000.00	8.05	606	45.46	Owner Occupied	Refinance - Cash Out	Single Family	CA	ORINDA	94563	39	Stated Income
41	990,000.00	8.75	657	90	Owner Occupied	Refinance - Cash Out	Single Family	IL	INVERNESS	60067	42	Stated Income
42	683,000.00	8.05	604	79.98	Owner Occupied	Refinance - Cash Out	Single Family	CA	WEST COVINA	91791	44	Stated Income
43	650,750.00	7.5	638	95	Owner Occupied	Purchase	Single Family	IN	INDIANAPOLIS	46278	32	Full Documentation
44	640,000.00	7.25	572	79.01	Owner Occupied	Refinance - Cash Out	Single Family	FL	CORAL GABLES	33146	50	Full Documentation
45	892,500.00	8.25	621	85	Owner Occupied	Refinance - Cash Out	Two to Four Family	CA	LOS ANGELES	90006	54	Limited Documentation
46	720,000.00	9.99	532	79.56	Owner Occupied	Refinance - Cash Out	Single Family	CA	SANTA BARBARA	93105	47	Stated Income
47	652,500.00	8.5	667	90	Owner Occupied	Purchase	Two to Four Family	CA	RICHMOND	94801	33	Stated Income
48	688,000.00	8.45	748	80	Owner Occupied	Refinance - Cash Out	Two to Four Family	CA	BERKELEY	94710	50	Stated Income
49	755,250.00	7.99	643	95	Owner Occupied	Purchase	Single Family	CA	SANTA BARBARA	93101	32	Stated Income
50	616,000.00	7.4	632	80	Owner Occupied	Refinance - Rate/Term	Single Family	CA	LATHROP	95330	32	Full Documentation
51	647,100.00	7.35	632	90	Owner Occupied	Purchase	Single Family	TX	DALLAS	75206	17	Limited Documentation
52	625,500.00	7.99	620	90	Owner Occupied	Refinance - Cash Out	Single Family	CA	LOS ANGELES	91344	46	Stated Income
53	720,000.00	7.3	681	80	Owner Occupied	Purchase	Two to Four Family	CA	SAN FRANCISCO	94112	45	Full Documentation
54	609,600.00	9.15	688	80	Owner Occupied	Purchase	Single Family	CA	SAN JOSE	95123	48	Stated Income
55	675,000.00	7.15	565	73.37	Owner Occupied	Refinance - Cash Out	Single Family	CA	AGUA DULCE	91390	54	Limited Documentation
56	650,000.00	6.75	636	89.66	Owner Occupied	Refinance - Cash Out	Single Family	CA	LOS ANGELES	91342	39	Full Documentation
57	640,000.00	9.25	532	83.12	Owner Occupied	Refinance - Cash Out	Single Family	CA	UNION CITY	94587	50	Full Documentation
58	721,000.00	6.4	625	84.82	Owner Occupied	Purchase	Single Family	NJ	FRANKLIN LAKES	07417	48	Full Documentation
59	720,000.00	6.75	701	90	Owner Occupied	Refinance - Cash Out	Single Family	CA	RIVERSIDE	92503	44	Full Documentation
60	849,999.00	7.19	655	94.44	Owner Occupied	Refinance - Cash Out	PUD	AZ	TUCSON	85749	48	Full Documentation
61	688,000.00	8.2	642	80	Owner Occupied	Purchase	PUD	FL	BOCA RATON	33434	42	Stated Income
62	748,000.00	11.375	565	85	Owner Occupied	Refinance - Cash Out	Single Family	WA	KENT	98042	45	Full Documentation
63	836,250.00	7.85	537	75	Owner Occupied	Refinance - Cash Out	Single Family	CA	LOS ANGELES	90210	46	Full Documentation
64	616,250.00	8.55	540	85	Owner Occupied	Refinance - Cash Out	Single Family	IL	BARRINGTON	60010	49	Full Documentation
65	680,000.00	8.15	628	80	Owner Occupied	Purchase	Single Family	CA	TRACY	95304	50	Limited Documentation
66	617,500.00	9.35	630	95	Owner Occupied	Refinance - Cash Out	Single Family	CA	ANAHEIM	92805	45	Stated Income
67	952,500.00	6.8	583	75	Owner Occupied	Refinance - Cash Out	PUD	CA	DANVILLE	94506	33	Full Documentation
68	631,750.00	8.25	690	95	Owner Occupied	Refinance - Cash Out	Single Family	CA	MODESTO	95356	40	Stated Income
69	960,000.00	9.15	623	93.2	Owner Occupied	Refinance - Cash Out	PUD	AZ	PHOENIX	85050	36	Stated Income
70	896,750.00	7.1	682	85	Owner Occupied	Refinance - Cash Out	Single Family	MN	PLYMOUTH	55446	50	Full Documentation
71	625,000.00	8.65	593	84.46	Owner Occupied	Refinance - Cash Out	Single Family	IL	LAKE FOREST	60045	43	Stated Income
72	750,000.00	6.99	549	75.08	Owner Occupied	Purchase	Single Family	CA	MALIBU	90265	16	Full Documentation
73	616,000.00	7.75	584	80	Owner Occupied	Refinance - Cash Out	Single Family	NJ	LANDING	07850	11	Stated Income
74	755,000.00	8.75	657	89.88	Owner Occupied	Refinance - Cash Out	Single Family	CA	APTOS	95003	35	Stated Income
75	652,000.00	7.475	600	80	Owner Occupied	Refinance - Rate/Term	Single Family	CA	COSTA MESA	92627	36	Full Documentation
76	620,000.00	7.25	623	80	Owner Occupied	Purchase	Single Family	CA	SUNNYVALE	94085	45	Limited Documentation
77	920,700.00	8.9	652	90	Owner Occupied	Refinance - Cash Out	Single Family	MA	LUNENBURG	01462	46	Stated Income
78	720,000.00	8.2	628	80	Owner Occupied	Purchase	Single Family	CA	LOS ANGELES	91403	41	Full Documentation
79	601,720.00	7.65	639	80	Owner Occupied	Purchase	Single Family	IL	FLOSSMOOR	60422	31	Full Documentation
80	620,000.00	6.95	605	80	Owner Occupied	Purchase	PUD	NV	LAS VEGAS	89144	34	Full Documentation
81	676,000.00	7.5	713	80	Owner Occupied	Purchase	Single Family	CA	BRENTWOOD	94513	47	Stated Income
82	750,000.00	7.99	600	42.86	Owner Occupied	Refinance - Cash Out	Single Family	NY	OYSTER BAY	11771	47	Full Documentation
83	1,180,000.00	7.1	661	59	Owner Occupied	Refinance - Cash Out	Single Family	MD	GLEN ARM	21057	48	Full Documentation
84	603,000.00	7.15	635	90	Owner Occupied	Refinance - Rate/Term	Single Family	CA	ANTIOCH	94531	38	Stated Income
85	621,000.00	7.9	710	90	Owner Occupied	Refinance - Cash Out	Single Family	CA	DOWNEY	90240	46	Stated Income
86	692,000.00	8.15	649	80	Owner Occupied	Purchase	PUD	CA	UNION CITY	94587	20	Limited Documentation
87	608,000.00	7.5	705	80	Owner Occupied	Purchase	Single Family	CA	ROWLAND HEIGHTS	91748	46	Stated Income
88	652,000.00	6.99	614	80	Owner Occupied	Purchase	Single Family	CA	EAST PALO ALTO	94303	48	Limited Documentation
89	624,000.00	9.65	663	80	Owner Occupied	Purchase	Condo	WA	SEATTLE	98116	46	Stated Income
90	864,000.00	6.5	664	90	Owner Occupied	Refinance - Cash Out	Single Family	HI	AIEA	96701	42	Full Documentation
91	608,000.00	8.3	693	80	Owner Occupied	Purchase	Single Family	CA	LOS ANGELES	91367	50	Stated Income
92	623,200.00	6.65	659	80	Owner Occupied	Purchase	Single Family	CA	ANAHEIM	92801	47	Full Documentation
93	646,000.00	6	794	32.3	Owner Occupied	Refinance - Rate/Term	PUD	CA	MONTEREY	93940	44	Full Documentation
94	1,050,000.00	8.15	594	75	Owner Occupied	Refinance - Cash Out	Single Family	CT	WILTON	06897	45	Full Documentation
95	696,000.00	7.5	689	80	Owner Occupied	Refinance - Cash Out	Single Family	CA	MURRIETA	92562	41	Stated Income
96	764,000.00	7.35	602	80	Owner Occupied	Refinance - Cash Out	Single Family	TX	TERRELL HILLS	78209	38	Full Documentation
97	649,999.00	7.875	654	94.89	Owner Occupied	Refinance - Cash Out	PUD	CA	GRANITE BAY	95746	55	Full Documentation
98	643,784.00	7.2	562	80	Owner Occupied	Purchase	Single Family	CA	CERRITOS	90703	40	Full Documentation
99	620,000.00	7.75	639	80	Owner Occupied	Purchase	Single Family	CA	DALY CITY	94015	47	Full Documentation
100	614,400.00	7.5	683	80	Owner Occupied	Purchase	Single Family	CA	ANTIOCH	94531	48	Stated Income
101	603,000.00	10.15	592	84.34	Owner Occupied	Refinance - Cash Out	Single Family	CA	HOLLISTER	95023	49	Stated Income
102	649,800.00	8.15	789	90	Owner Occupied	Refinance - Cash Out	Single Family	IL	HINSDALE	60521	44	Full Documentation
103	632,000.00	8.15	643	80	Owner Occupied	Purchase	PUD	CA	LAKE FOREST	92610	34	Full Documentation
104	634,500.00	7.75	600	90	Owner Occupied	Refinance - Rate/Term	Condo	CA	LOS ANGELES	90046	53	Limited Documentation

*The balance shown above is the Original principle balance
*The APR was used for WAC
*LTV is LTV for 1st Lien, CLTV for 2nd Lien

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Please fill out chart with the appropriate characteristics for each rep line. Please note '% of total IO' should add up to 100%.

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WAC	WA Margin	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	na
2/28 ARM 36 Month IO	na
2/28 ARM 60 Month IO	na	530	187,535,787.13	353,841.11	76.84	16.8	7.713	5.968	646	82.52	99.94	71.9	0	40.94	48.48
2/28 ARM 120 Month IO	na
3/27 ARM 24 Month IO	na
3/27 ARM 36 Month IO	na
3/27 ARM 60 Month IO	na	130	38,946,711.21	299,590.09	15.96	3.49	7.552	5.561	645	85.22	98.91	34.4	0	41.22	70.81
3/27 ARM 120 Month IO
5/25 ARM 60 Month IO	na	2	278,100.00	139,050.00	0.11	0.02	7.325	2.75	703	90	100	0	0	32.22	100
5/25 ARM 120 Month IO
10/20 ARM 60 Month IO
10/20 ARM 120 Month IO
30 Fixed IO	60 Month IO	56	17,304,442.13	309,007.90	7.09	1.55	7.555	0	656	85.55	100	9.33	0	40.85	78.01
15 Fixed IO
Other IO
Totals:		718	244,065,040.47	339,923.45	100	21.86	7.675	5.894	646	83.17	99.78	61.4	0	40.97	54.19

Please fill out with total value dollars for loans in the pool that fall into teach cell of the matrix.

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5.00%	5.50%	6.00%
2/28 ARM 24 Month IO
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO	0	0	187,535,787.13	0	0	0	0	0	0	0	0
2/28 ARM 120 Month IO
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO	0	0	38,946,711.21	0	0	0	0	0	0	0	0
5/25 ARM 60 Month IO	0	0	0	0	0	0	0	0	0	0	278,100.00
Other IO
Total:	0	0	226,482,498.34	0	0	0	0	0	0	0	278,100.00

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Please note the following definitions

**Combined Original Loan to value - Loan to value ratio for the first lien and the combined loan to value for the second liens

**Combined Loan to value ratio - Combined loan to value ratio for the first as well as the second liens.

**For Weighted average FICO a non- zero weighted average was used.

**For Weighted average DTI a non- zero weighted average was used.

*LTV is LTV for 1st Lien, CLTV for 2nd Lien

Please provide a breakdown of percentages for each cell of the matrix for loans that fall within the appropriate category brokendown between loans with MI and loans without MI as well as the loan count for each breakdown in the matrices below.  The sum of the percentages for the with MI and without MI percentages should equal 100%.  The sum of the loans in the matrices below should equal the number of loans in the pool.  If FICO is not available for loan, default to <450 bucket.  If deal does not have MI, provide data for the entire pool in the "Loans without MI" matrix.

Percentage by range					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	0.01	0.01	0	0	0	0
	20-30	0	0	0.03	0.03	0.03	0.02	0	0.04
	30-40	0	0	0.09	0.1	0.11	0.04	0	0.06
	40-50	0	0.02	0.29	0.37	0.42	0.05	0.03	0.01
LTVs	50-60	0	0	0.5	0.51	0.53	0.31	0.03	0.1
	60-70	0	0.05	1.59	0.69	0.35	0.19	0.02	0.08
	70-80	0	0.09	6.57	6.04	18.6	11.26	1.67	0.13
	80-90	0	0.01	5.5	8.5	11.41	7.7	2.32	0.6
	90-100	0	0	0.31	1.6	6.8	2.75	1.2	0.24
	>100	0	0	0	0	0	0	0	0

					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	0	0	0	0	0	0
	20-30	0	0	0	0	0	0	0	0
	30-40	0	0	0	0	0	0	0	0
	40-50	0	0	0	0	0	0	0	0
LTVs	50-60	0	0	0	0	0	0	0	0
	60-70	0	0	0	0	0	0	0	0
	70-80	0	0	0	0	0	0	0	0
	80-90	0	0	0	0	0	0	0	0
	90-100	0	0	0	0	0	0	0	0
	>100	0	0	0	0	0	0	0	0

Loan Count					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	1	2	0	0	0	0
	20-30	0	0	3	4	2	3	0	1
	30-40	0	0	6	7	9	2	0	1
	40-50	0	1	21	18	24	4	3	1
LTVs	50-60	0	0	34	30	36	13	1	4
	60-70	0	2	83	37	18	12	2	2
	70-80	0	5	364	311	753	404	60	4
	80-90	0	1	332	477	542	319	114	28
	90-100	0	0	17	113	438	170	54	13
	>100	0	0	0	0	0	0	0	0
	#	0	9	861	999	1822	927	234	54

					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	0	0	0	0	0	0
	20-30	0	0	0	0	0	0	0	0
	30-40	0	0	0	0	0	0	0	0
	40-50	0	0	0	0	0	0	0	0
LTVs	50-60	0	0	0	0	0	0	0	0
	60-70	0	0	0	0	0	0	0	0
	70-80	0	0	0	0	0	0	0	0
	80-90	0	0	0	0	0	0	0	0
	90-100	0	0	0	0	0	0	0	0
	>100	0	0	0	0	0	0	0	0

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.